FORM 8-K
                                CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



                               December 11, 1997
             Date of Report     (Date of earliest event reported)



                            MASON OIL COMPANY, INC.
                     -------------------------------------
            (Exact name of registrant as specified in its charter)


          Utah                      0-28184               87-109974
(State or other jurisdiction   (Commission File Number)  (IRS Employer
      of incorporation)                                Identification No.)

          6337 Ravenwood Drive
          Sarasota, Florida                     34243
          ---------------------------          -------
          (Address of principal
            executive offices)             (Zip Code)

     Registrant's telephone number, including area code:     (941) 351-3102
                                                           ------------------


                                Not Applicable
                             -----------------

     (Former name or former address, if changed since last report.)




Item 2.     Acquisition or Disposition of Assets
----------------------------------------------------

     On November 13, 1997 (the "Closing Date"), the Registrant acquired a 1/2 interest in a Cabot 1000 drilling rig from TD International of Singapore ("TD International"). The purchase price for the one-half (1/2) interest in the refurbished and fully equipped rig including two 10,000 feet strings of drill pipe was $300,000 cash and 806,667 shares of the Registrant's common stock, which was paid on the Closing Date.

     The terms of the merger were determined through arms-length negotiations between the Registrant and TD International. TD International will manage the Registrant's drilling operations in Australia and Southeast Asia. When not engaged with the Registrant, the rig will be contracted to others. The terms of the purchase are more fully described in the Rig Purchase Agreement, dated November 13, 1997, a copy of which is filed herewith.

Item 7(c).     Exhibits.     The following exhibits are filed with this
report:

               2           Rig  Sale, Purchase and Utilization Agreement

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          MASON OIL COMPANY, INC.


          By:     /s/ Paul B. Ingram
          - - - - - - - - - - - - - - - - - -
                    Paul B. Ingram
                    President

Dated:     December 11, 1997






                                 EXHIBIT INDEX


Name of Exhibit
-------------------

2     Rig Sale, Purchase and Utilization Agreement




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                         Exhibit 2



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